Exhibit 13.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of NCL Corporation Ltd. (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2011 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2012	By:	/s/ KEVIN M. SHEEHAN
	Name:	Kevin M. Sheehan
	Title:	President and Chief Executive Officer

	By:	/s/ WENDY A. BECK
	Name:	Wendy A. Beck
	Title:	Executive Vice President and Chief Financial Officer